MANAGEMENT AGREEMENT


          THIS MANAGEMENT AGREEMENT (the "Agreement") is made as of the 1st day of October, 2008, by and between Robeco Investment Management, Inc. ("RIM") and Robeco-Sage Multi-Strategy Institutional Fund, L.L.C. (the "Fund").

          WHEREAS, the Fund wishes to retain RIM to provide to it certain administrative services;

          NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:

          1.  APPOINTMENT OF RIM.

              (a) The Fund hereby retains RIM to provide and RIM hereby agrees to provide certain administrative services to the Fund. These services shall include:

                  (i)     providing office space, telephone and utilities;

                  (ii) providing administrative and secretarial, clerical and other personnel as necessary to provide the services required to be provided under this Agreement;

                  (iii) supervising the entities which are retained by the Fund to provide administration, custody and other services to the Fund;

                  (iv) handling investor inquiries regarding the Fund and providing investors with information concerning their investments in the Fund and capital account balances;

                  (v)     monitoring   relations  and   communications   between
                          investors and the Fund;

                  (vi) assisting in the drafting and updating of disclosure documents relating to the Fund and assisting in the preparation of offering materials;

                  (vii) maintaining and updating investor information, such as change of address and employment;

                  (viii) assisting in the preparation and mailing of investor subscription documents and confirming the receipt of such documents and funds;

                  (ix) assisting in the preparation of regulatory filings with the Securities and Exchange Commission (the "Commission") and state


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                          securities  regulators  and  other  Federal  and state
                          regulatory authorities;

                  (x) preparing reports to and other informational materials for members and assisting in the preparation of proxy statements and other member communications;

                  (xi) monitoring compliance with regulatory requirements and with the Fund's investment objective, policies and restrictions as established by the Board of Managers (the "Board");

                  (xii) reviewing accounting records and financial reports of the Fund, assisting with the preparation of the financial reports of the Fund and acting as liaison with the Fund's accounting agent and independent auditors;

                  (xiii)  assisting  in  the   preparation  and  filing  of  tax
                          returns;

                  (xiv) coordinating and organizing meetings of the Board and meetings of the members of the Fund, in each case when called by such persons;

                  (xv) preparing materials and reports for use in connection with meetings of the Board;

                  (xvi) maintaining and preserving those books and records of the Fund not maintained by any sub-adviser of the Fund or the Fund's administrator, accounting agent or custodian (which books and records shall be the property of the Fund and maintained and preserved as required by the Investment Company Act of 1940 (the "1940 Act") and the rules thereunder and shall be surrendered to the Fund promptly upon request);

                  (xvii) reviewing and arranging for payment of the expenses of the Fund;

                  (xviii) assisting the Fund in conducting  offers to members of the Fund to repurchase member interests;

                  (xix) reviewing and approving all regulatory filings of the Fund required under applicable law;

                  (xx) reviewing investor qualifications and subscription documentation and otherwise assisting in administrative matters relating to the processing of subscriptions for interests in the Fund;

                  (xxi) providing the services of persons employed by the Fund's investment adviser (the "Investment Adviser") or its affiliates who may be appointed as officers of the Fund by the Board; and


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                  (xxii)  assisting the Fund in routine regulatory examinations, and working closely with any counsel retained to represent any members of the Board who are not "interested persons," as defined by the 1940 Act and the rules thereunder (the "Independent Managers") of the Fund in response to any litigation, investigations or regulatory matters.

               (b) RIM may sub-contract with third parties to perform any or all of the services to be performed by RIM hereunder; provided however, that RIM shall remain fully responsible to the Fund for the acts and omissions of such third parties to the extent provided herein.

               (c)   Notwithstanding   the   appointment   of  RIM  to   provide
administrative services hereunder, the Board shall remain responsible for supervising and controlling the management, business and affairs of the Fund.

          2.  MANAGEMENT FEE; EXPENSES.

               (a) In consideration for the provision by RIM of its services hereunder, the Fund will pay RIM a fee payable quarterly, equal to 0.025% (0.10% on an annualized basis) of the Fund's "net assets" (the "Management Fee"). "Net assets" shall equal the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities, and obligations of the Fund calculated before giving effect to any repurchases of interests. However, so long as substantially all of the Fund's assets are invested in a registered investment company also advised by RIM that has the same investment objective and substantially the same investment policies as the Fund, the Fund will not be subject to the Management Fee.

               (b) The Management Fee will be computed based on the average net assets of the Fund during each calendar quarter, after adjustment for any subscriptions effective on such date, and will be due and payable in arrears within five business days after the end of such calendar quarter.

               (c) If this Agreement is terminated at any time during a quarter, the Fund shall pay RIM the pro rata amount of the Management Fee for the quarter allocable to that portion of such quarter which is prior to the termination of the Agreement (based on the number of days in such quarter).

               (d) RIM is responsible for all costs and expenses associated with the provision of its services hereunder. The Fund shall pay all other expenses associated with the conduct of its business.

          3. LIABILITY. RIM will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, the Managers serving on the Board ("Managers") or the Fund's members in connection with the performance of its duties under this Agreement, except a loss (as to which it will be liable and will indemnify and hold harmless the Fund) resulting from willful misfeasance, bad faith or gross negligence on RIM's part (or on the part of an officer or employee of RIM) in the performance of its duties hereunder or reckless disregard by it of its duties under this Agreement.


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          4.  EFFECTIVE  DATE  AND  TERMINATION.  This  Agreement  shall  become effective as of the date first noted above, and shall remain in effect for an initial term of two years from the date of its effectiveness. This Agreement may be continued in effect from year to year after its initial term provided that such continuance is approved annually by the Board, including the vote of a majority of the Managers who are not "interested persons" of the Fund, as defined by the 1940 Act. This Agreement may be terminated by RIM, by the Board or by vote of a majority of the outstanding voting securities of the Fund at any time, in each case upon not less than 60 days' prior written notice. This Agreement shall also terminate automatically in the event of its "assignment," as such term is defined by the 1940 Act.

          5. ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the parties. This Agreement cannot be altered, amended, supplemented, or abridged, or any provisions waived except by written agreement of the parties.

          6. CHOICE OF LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York and the 1940 Act. In the event the laws of New York conflict with the 1940 Act, the applicable provisions of the 1940 Act shall control.






















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               IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the day and year first above written.


                                  ROBECO-SAGE MULTI-STRATEGY
                                  INSTITUTIONAL FUND, L.L.C.


                                  By:
                                     ----------------------------------
                                  Name:  Timothy J. Stewart
                                  Title: Manager


                                  ROBECO INVESTMENT MANAGEMENT, INC.


                                  By:
                                     ----------------------------------
                                  Name:
                                  Title:






















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